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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 22, 2003 (except for Notes 13 and 16, as to which the date is May 23, 2003) in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-107569) and related Prospectus of Arch Western Finance Company for the registration of $700,000,000 of senior notes.

We also consent to the incorporation by reference herein of our report dated January 22, 2003 with respect to the financial statements and schedule of Arch Coal, Inc. for the years ended December 31, 2002, 2001, and 2000, included in the Annual Report (Form 10-K) for 2002 filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference herein of our report dated January 22, 2003 with respect to the financial statements of Canyon Fuel Company, LLC for the years ended December 31, 2002, 2001, and 2000, incorporated by reference to the Arch Coal, Inc. Annual Report (Form 10-K) for 2002 filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP

St. Louis, Missouri
December 3, 2003